1235 Water Street
East Greenville, PA 18041
Tel 215 679-7991
Press Release
Knoll Reports Strong Start to 2015
EAST GREENVILLE, PA, April 20, 2015 -- Knoll, Inc. (NYSE: KNL) today announced results for the first quarter ended March 31, 2015. Net sales were $266.5 million for the quarter, an increase of 16.1% from first quarter of 2014. Organically, excluding the impact of HOLLY HUNT®, which we acquired on February 3, 2014, sales increased 12.7% when compared with the first quarter of 2014. Actual and adjusted operating profit for the first quarter of 2015 was $22.3 million. Actual and adjusted operating profit was $11.3 million and $12.5 million, respectively, for the first quarter of 2014. Net income for the first quarter of 2015 was $17.4 million, an increase of 123.1% when compared with the first quarter of 2014. Actual and adjusted diluted earnings per share was $0.36 for the quarter, compared to $0.16 and $0.18 per share on an actual and adjusted basis, respectively, for the first quarter of 2014. During the first quarter of 2015 and 2014, foreign exchange gains increased earnings $0.10 and $0.03 per share, respectively.
"Each of our segments kicked off 2015 by delivering year-over-year growth and margin expansion," commented Andrew Cogan, CEO. "Across the board, our commitment to help clients and their architects and designers create inspired workplaces and homes combined with ongoing investments to expand our markets and improve our margins continued to gain traction," he added.
First quarter Results
First quarter 2015 financial results highlights are as follows:

Dollars in Millions, Except Per Share Data	Three Months Ended		Percent
	3/31/2015	3/31/2014	Change
Net Sales	$266.5	$229.6	16.1%
Gross Profit	95.3	76.6	24.4%
Gross Profit %	35.8%	33.4%	7.2%
Operating Expenses	73.0	64.1	13.9%
Operating Profit	22.3	11.3	97.3%
Operating Profit %	8.4%	4.9%	71.4%
Adjusted Operating Profit	22.3	12.5	78.4%
Adjusted Operating Profit %	8.4%	5.4%	55.6%
Net Earnings Attributable to Knoll, Inc. Stockholders	17.4	7.8	123.1%
Earnings Per Share - Diluted	0.36	0.16	125.0%
Adjusted Earnings Per Share - Diluted	0.36	0.18	100.0%
This release contains non-GAAP financial measures. Organic net sales is a non-GAAP financial measure and represents the change in net sales excluding the impact of HOLLY HUNT, which we acquired on February 3, 2014. Adjusted operating profit and adjusted earnings per share are also non-GAAP financial measures, and are calculated by excluding from operating profit or earnings per share, as applicable, items that we believe to be infrequent or not indicative of our operating performance. For a reconciliation of organic net sales to net sales, adjusted operating profit to operating profit, and adjusted earnings per share to earnings per share, see "Reconciliation of Non-GAAP Financial Measures" below.
Net sales for the Office segment were $167.7 million during the first quarter of 2015, an increase of $21.6 million or 14.8%, when compared with the first quarter of 2014. Increased sales in the Office segment were primarily the result of improved systems and seating sales in comparison to a year ago. Net sales for the Studio segment were $70.2 million, an increase of $14.2 million, or 25.4%, when compared with the first quarter of 2014. The increase in sales in the Studio segment was attributable to the acquisition of HOLLY HUNT®, which occurred during the first quarter of 2014, as well as organic growth in Europe and North America. Net sales for the Coverings segment were $28.6 million, an increase of $1.1 million, or 4.0%, when compared with the first quarter of 2014.
Gross profit for the first quarter of 2015 was $95.3 million, an increase of $18.7 million, or 24.4%, when compared with the same period in 2014. During the first quarter 2015, gross margin (gross profit as a percentage of net sales) increased to 35.8% from 33.4% in the same quarter of 2014. The increase in gross margin from a year ago resulted from the realization of price increases in our Office segment, greater mix of higher margin Specialties sales, and foreign-exchange benefits on the weakening Canadian dollar.
Operating expenses were $73.0 million, or 27.4% of net sales, compared to $64.1 million, or 27.9% of net sales, for the first quarter of 2014. The first quarter of 2014 operating expenses of $64.1 million exclude $1.2 million of restructuring and acquisition related expenses. The increase in operating expenses during the first quarter of 2015 was in large part due to the addition of the operating expenses from HOLLY HUNT® as well as greater commission and incentive compensation expenses incurred as a result of higher sales and profits.
Operating profit for the first quarter of 2015 was $22.3 million, an increase of $11.0 million or 97.3%, when compared to the same period in 2014. Excluding the restructuring expenses and acquisition related expenses of $1.2 million for the first quarter of 2014, adjusted operating profit would have been $12.5 million, or 5.4% of net sales.
From a segment perspective, operating profit for the Office segment was $7.2 million in the first quarter of 2015, an increase of $6.7 million when compared with the first quarter of 2014. Operating profit for the Office segment in the first quarter of 2014 included restructuring charges of $0.6 million. Operating profit for the Studio segment was $9.0 million, an increase of $3.5 million, or 63.6% when compared with the first quarter of 2014. Studio operating profit for the first quarter of 2014 included $0.6 million of acquisition expenses. Operating profit for the Coverings segment was $6.1 million, an increase of $0.8 million, or 15.1% when compared to the first quarter of 2014.
During the first quarter of 2015 and 2014, other (income) expense included foreign exchange gains of $7.4 million and $2.5 million, respectively. These foreign exchange gains were primarily due to the devaluation of the Canadian dollar.
The tax rate for the first quarter of 2015 was 36.8% as compared to 35.4% from the first quarter of 2014. Our tax rate is the result of pretax income and the varying effective tax rates in the countries and states in which we operate.
Net earnings for the first quarter 2015 was $17.4 million, or $0.36 diluted earnings per share, as compared to $7.8 million, or $0.16 per share, for the same quarter in 2014.
During the first quarter of 2015, cash used in operations was $26.1 million compared to cash provided by operations of $12.9 million for the first quarter of 2014. Capital expenditures for the period totaled $4.9 million compared to $7.8 million in the comparable period for 2014. Cash provided by financing activities was $29.7 million and $85.7 million for the first quarter of 2015 and 2014, respectively. Cash used in financing activities for the first quarter of 2015 included the year-one $5.0 million payout of the HOLLY HUNT contingent purchase price. Also, during the first quarter of 2015 and 2014, the Company paid quarterly dividends of $5.7 million, or $0.12 per share.

"In the first quarter of 2015, we have demonstrated meaningful progress in our efforts at improving Office profitability and have taken a significant step forward towards our double-digit operating margin commitment," commented Craig B. Spray, SVP & CFO.

Business Segment Results
The following information categorizes the Company's results into its defined reporting segments.
The Office segment serves corporate, government, healthcare, retail and other customers in the United States and Canada providing a portfolio of office furnishing solutions including office systems, seating, storage, tables, desks and KnollExtra® ergonomic accessories. The Office segment also includes international sales of our North American office products. The Studio segment includes KnollStudio®, Knoll Europe which sells primarily KnollStudio products, Richard Schultz® Design, and HOLLY HUNT®. The Coverings segment includes, KnollTextiles®, Spinneybeck®, Edelman® Leather, and Filzfelt®. These businesses serve a wide range of customers offering high quality textiles, leather, and felt.

	Three Months Ended March 31,
Net Sales (in millions)	2015	2014
Office	$167.7	$146.1
Studio	70.2	56.0
Coverings	28.6	27.5
Total Net Sales	$266.5	$229.6

	Three Months Ended March 31,
Operating Profit (in millions)	2015	2014
Office	$7.2	$0.5
Studio	9.0	5.5
Coverings	6.1	5.3
Total Operating Profit	$22.3	$11.3

 Reconciliation of Non-GAAP Financial Measures

This release contains organic sales, adjusted operating profit, and adjusted EPS, which are non-GAAP financial measures. We present these non-GAAP measures because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations distinct from items that are infrequent or not indicative of our operating performance.

These non-GAAP measures are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using non-GAAP measures only supplementally.

The following tables reconcile adjusted operating profit to GAAP operating profit for the periods indicated.

	Three Months Ended March 31,
	2015	2014
Operating Profit ($mm)	$22.3	$11.3
Add back:
Restructuring Charges	—	0.6
Acquisition Expenses	—	0.6
Adjusted Operating Profit	$22.3	$12.5
Net Sales	$266.5	$229.6
Operating Profit %	8.4%	4.9%
Adjusted Operating Profit %	8.4%	5.4%

The following tables reconcile adjusted earnings per share to GAAP earnings per share for the periods indicated.

	Three Months Ended March 31,
	2015	2014
Earnings per Share - Diluted	$0.36	$0.16
Add back:
Restructuring Charges	—	0.01
Acquisition Expenses	—	0.01
Adjusted Earnings per Share - Diluted	$0.36	$0.18

The following tables reconcile net sales to organic net sales for the periods indicated.

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	Net Sales	Holly Hunt (1)	Organic Net Sales	Net Sales
Office	$167.7	$—	$167.7	$146.1
Studio	70.2	7.8	62.4	56.0
Coverings	28.6	—	28.6	27.5
Total	$266.5	$7.8	$258.7	$229.6
Percent change over prior year	16.1%		12.7%

(1) The above table adjusts for January 2015 Holly Hunt sales as Holly Hunt was acquired on February 3, 2014.

Conference Call Information
Knoll will host a conference call on Monday, April 20, 2015 at 10:00 A.M. ET to discuss its financial results.
The call will include slides; participants are encouraged to listen to and view the presentation via webcast at http://www.knoll.com; go to "About Knoll" and click on "Investor Relations".
The conference call may also be accessed by dialing:
North America     877 280-4958
International     857 244-7315
Passcode      87949750
A replay of the webcast can be viewed by visiting the Investor Relations section of the Knoll corporate website.
In addition, an audio replay of the conference call will be available through April 27, 2015 by dialing 888 286-8010. International replay: 617 801-6888 (Passcode: 40988466).
About Knoll
Knoll is recognized internationally for workplace and residential design that inspires, evolves and endures. Our portfolio of furniture, textile, leather and accessories brands, including Knoll, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck, FilzFelt, Edelman Leather, and HOLLY HUNT, reflects our commitment to modern design that meets the diverse requirements of high performance offices and luxury interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve Leadership in Energy and Environmental Design LEED workplace certification. Knoll is the founding sponsor of the World Monuments Fund Modernism at Risk program.

Cautionary Statement Regarding Forward-Looking Information
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "goals,” "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals, and our expectations with respect to leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, our ability to successfully integrate acquired businesses, and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.

Contacts
Investors: Craig B. Spray
Senior Vice President and Chief Financial Officer
Tel 215 679-1752
cspray@knoll.com

Media: David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net sales	$266,498	$229,601
Cost of sales	171,189	153,003
Gross profit	95,309	76,598
Selling, general, and administrative expenses	73,010	64,102
Restructuring charges	—	592
Acquisition expenses	—	620
Operating profit	22,299	11,284
Interest expense	1,885	1,671
Other (income) expense, net	(7,157)	(2,504)
Income before income tax expense	27,571	12,117
Income tax expense	10,136	4,285
Net earnings	17,435	7,832
Net earnings (loss) attributable to noncontrolling interests	(8)	6
Net earnings attributable to Knoll, Inc. stockholders	$17,443	$7,826

Earnings per share attributable to Knoll, Inc. stockholders:
Basic	$0.37	$0.17
Diluted	$0.36	$0.16
Weighted-average shares outstanding:
Basic	47,694,559	47,200,099
Diluted	48,432,471	48,048,994

KNOLL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,675	$19,021
Customer receivables, net	121,721	114,551
Inventories	144,786	140,835
Prepaid and other current assets	34,813	37,412
Total current assets	315,995	311,819
Property, plant, and equipment, net	161,901	165,019
Goodwill and Intangible assets, net	381,222	382,657
Other non-current assets	8,717	9,448
Total Assets	$867,835	$868,943
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$10,000	$10,000
Accounts payable	82,401	114,914
Other current liabilities	99,916	106,860
Total current liabilities	192,317	231,774
Long-term debt	290,000	248,000
Other non-current liabilities	172,701	175,951
Total liabilities	655,018	655,725
Total equity	212,817	213,218
Total Liabilities and Equity	$867,835	$868,943

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net earnings	$17,435	$7,832
Cash Flows provided by (used in) Operating Activities	(26,055)	12,871
Cash Flows used in Investing Activities	(4,864)	(101,478)
Cash Flows provided by Financing Activities	29,688	85,666
Effect of exchange rate changes on cash and cash equivalents	(3,115)	49
Decrease in cash and cash equivalents	(4,346)	(2,892)
Cash and cash equivalents at beginning of period	19,021	12,026
Cash and cash equivalents at end of period	$14,675	$9,134